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                                                                    Exhibit 11.0
                            UFP TECHNOLOGIES, INC.
                 STATEMENT OF COMPUTATIONOF PER SHARE EARNINGS

                                                 Three months ended March 31,
                                                 ----------------------------
                                                    1996               1997
                                                    ----               ----

Net income                                    $     136,948           185,440

Primary earnings per share:
   Weighted average common shares
     outstanding                                  4,626,854         4,640,437
   Dilutive stock options and warrants              137,527           261,258
                                                  ---------         ---------
                                                  4,764,381         4,901,695
                                                  =========         =========
   Income per share                           $        0.03              0.04
                                                  =========         =========

Fully diluted earnings per share:
   Weighted average common shares
     outstanding                                  4,626,854         4,640,437
   Dilutive stock options and warrants              137,527           261,258
                                                  ---------         ---------
                                                  4,764,381         4,901,695
                                                  =========         =========
   Income per share                           $        0.03              0.04
                                                  =========         =========